Exhibit 99.1

Canopy Growth Reports First Quarter Fiscal Year 2025 Financial Results

Focus on profitable revenue generation delivered 67% increase in gross profit year-over-year

Record quarter for Canada Medical Cannabis with Net Revenue increasing 20% year-over-year and 6th consecutive quarter of growth

Extended maturity of senior secured term loan to December 18, 2026 with an option to further extend to September 18, 2027

SMITHS FALLS, ON, August 9, 2024 /PRNewswire/ - Canopy Growth Corporation ("Canopy Growth" or the "Company") (TSX:WEED) (Nasdaq: CGC) today announces its financial results for the first quarter ended June 30, 2024 ("Q1 FY2025"). All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•
Achieved Gross profit of $23MM in Q1 FY2025 representing a 67% increase over the first quarter ended June 30, 2023 (“Q1 FY2024”), despite a decline in consolidated net revenue.
•
Delivered consolidated gross margin of 35%, and Canada cannabis segment gross margin of 32% during Q1 FY2025.
•
Operating loss from continuing operations was $29MM in Q1 FY2025, a 47% improvement over Q1 FY2024.
•
Consolidated Adjusted EBITDA1 loss narrowed to $5MM in Q1 FY2025, a 77% improvement over Q1 FY2024 driven primarily by cost reduction actions already implemented.
•
Storz & Bickel net revenue increased 2% in Q1 FY2025 over Q1 FY2024, led by over 100% growth in Storz & Bickel sales in Germany2, which offset a sales decline in the non-medical vaporizer channel in Australia following a regulatory change.
•
Demonstrated broad-based improvement across key financial metrics in Q1 FY2025 including a 31% reduction in Cost-of-Goods Sold ("COGS") and a 24% reduction in Selling, General & Administrative ("SG&A") expenses, in each case, over Q1 FY2024.
•
Cash and short-term investments balance of $195MM at June 30, 2024 as compared to $203MM at March 31, 2024.

“The fundamentals of our business continue to strengthen, and our focus on profitable revenue generation is yielding clear results as we set the stage for growth in the second half of fiscal 2025. With our core businesses delivering adjusted EBITDA profitability and primed for growth, paired with Canopy USA’s positioning to benefit from near-term market opportunities in the U.S., Canopy Growth is advancing rapidly and is well established for multi-market cannabis leadership."

David Klein, Chief Executive Officer

"Our strategic initiatives have led to notable improvements in Gross Margins and Adjusted EBITDA as well as reduction in SG&A expenses. We are pleased that all of our business units delivered positive Adjusted EBITDA during Q1 Fiscal 2025 and expect to achieve positive Adjusted EBITDA on a consolidated basis in the second half of the fiscal year. We’ve continued to enhance our financial flexibility through additional actions, including the extension of our term loan, which will enable us to fund strategic growth initiatives."

Judy Hong, Chief Financial Officer

First Quarter Fiscal 2025 Financial Summary

(in millions of Canadian dollars, unaudited)	Net Revenue	Gross margin percentage	Adjusted gross margin percentage[3]	Net loss from continuing operations	Adjusted EBITDA[4]	Free cash flow[5]

Reported	$66.2	35%	35%	$(129.2)	$(5.3)	$(55.7)
vs. Q1 FY2024	(13%)	1,700 bps	1,700 bps	(1,122%)	77%	49%

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1.Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to Adjusted EBITDA.

2 Based on internal estimates including sales in both B2B and B2C channels; in local currency

3 Adjusted gross margin is a non-GAAP measure, and for Q1 FY2025 excludes $nil of restructuring cost recorded in cost of goods sold (Q1 FY2024 - excludes $nil of restructuring costs recorded in cost of goods sold). See "Non-GAAP Measures" and Schedule 4 for a reconciliation of net revenue to adjusted gross margin.

4 Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 5 for a reconciliation of net loss to Adjusted EBITDA.

5 Free cash flow is a non-GAAP measure. See "Non-GAAP Measures" and Schedule 6 for a reconciliation of net cash used in operating activities to free cash flow.

• Net revenue declined by 13% to $66MM in Q1 FY2025 driven mostly by the impact of divested businesses.
•
Gross margin increased by 1,700 basis points ("bps") to 35% in Q1 FY2025 driven by improvement in our Canada cannabis segment, which was primarily due to the realized benefit of our cost savings program, a shift in channel mix to higher margin medical sales and a decline in write-down of excess inventory.

• SG&A expenses were $48MM in Q1 FY2025, representing a decrease of 24% over Q1 FY2024 in part due to continued spending discipline across the organization.
•
Operating loss from continuing operations was $29MM in Q1 FY2025, representing an improvement of 47% compared to Q1 FY2024. Adjusted EBITDA loss was $5MM, representing a 77% improvement year-over-year, driven by higher gross profit and lower SG&A expenses.

•
Free Cash Flow was an outflow of $56MM in Q1 FY2025, an improvement of 49% compared to Q1 FY2024 driven by business transformation activities executed throughout FY2024 as well as a reduction in interest costs, partially offset by increased capital expenditure. Relative to the fourth quarter ended March 31, 2024, higher cash outflow from operations is primarily due to the timing of working capital and certain payments.
•
The Company continues to proactively improve and strengthen its balance sheet and announced today that it has entered into an amendment to its credit agreement with all of the lenders to its senior secured term loan (the “Term Loan”). This transaction accomplishes:
o
Significant deleveraging of up to US$200MM: Principal repayment of US$100MM with an option to pay down an additional US$100MM;
o
Repayment of US$97.5MM in order to reduce the principal amount outstanding on the Term Loan by US$100MM;
o
Option to pay an additional US$97.5MM in order to reduce an additional US$100MM of the principal amount of the Term Loan;
o
Interest expense savings through a reduction in annual interest of US$14MM for each $100MM principal reduction and total potential interest savings of US$28MM; and
o
Maturity date extension of 9-months to December 18, 2026 with an option to further extend the maturity date to September 18, 2027, upon completion of the voluntary prepayment above.

Business Highlights
Canada cannabis
•
Canada cannabis net revenue was $38MM in Q1 FY2025, a decrease of 6% year-over-year, with record Canada medical cannabis net revenue offset by lower adult-use cannabis net revenues. Canada medical cannabis net revenue increased 20% year-over-year, driven in part by strong demand for high-margin Spectrum Therapeutics products and the broader assortment of products available through the online platform.

•
In the latter half of Q1 FY2025, our Canadian adult-use cannabis business launched a range of new products into the market across priority categories including 7ACRES Ultra Jack flower, Maitri Strawberry Frappe flower (Quebec exclusive), Tweed Sugar Free Cola beverage, and the 7ACRES Café Vanilla Delight All-In-One vape.

•
Higher flower yields resulting from upgrades underway at our Kincardine facility, increased pre-rolled production capacity, additional third-party suppliers, targeted wholesale pricing actions, and increased distribution secured in Q1 FY2025, are expected to increase Canada adult-use top line in the coming quarters.

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International markets cannabis
•
International markets cannabis net revenue in Q1 FY2025 declined 1% as compared to Q1 FY2024, with growth in high-margin Poland offset by a decline in Australia. International markets cannabis gross margin was 36% in Q1 FY2025, up 200 bps as compared to Q1 FY2024.

•
Maintained top 4 market share position in the Germany medical cannabis market[6]. Strong demand signals in German medical cannabis market post legalization with the number of prescriptions and volume of cannabis prescribed increasing by over 20% nationally[6].

•
The Company is taking steps to increase supply to the German market by augmenting Canadian sourced flower with EU-based supply with a supply agreement signed during the quarter and additional agreements expected to be completed in FY2025.

Storz & Bickel®
•
Storz & Bickel net revenue in Q1 FY2025 increased 2% as compared to Q1 FY2024 driven by strong growth in Germany, contribution from the Venty portable vaporizer, which was launched in the third quarter of FY2024, and strong sales of the Mighty vaporizer.

•
Following the regulatory changes in the non-medical channel in Australia, Storz & Bickel vaporizers are the only medically-certified whole flower vaporizers available for sale in Australia which is expected to drive growth opportunities in the Australian medical channel.

• Additional market activities, including the launch of an affiliate program with select retailers in key U.S. states, are expected to increase U.S. distribution.

Canopy USA
•
Canopy USA, LLC ("Canopy USA") closed the acquisitions of approximately 75% of the shares of Lemurian, Inc. (“Jetty”) and two of three Wana entities, being Wana Wellness, LLC and The CIMA Group, LLC, with the full acquisition of Wana expected by end of summer, subject to regulatory approval, once the acquisition of Mountain High Products, LLC is complete.

•
Wana Brands edibles were launched in Connecticut and New York State in the three-month period ended June 30, 2024. Wana Brands also announced the launch of the first three hemp-derived edibles via its partnership with Happi. Wana’s revenue during the first half of calendar year 2024 was impacted by a challenging market dynamic in Colorado.

•
Jetty expanded its solventless vape product offering in California with the launch of All-In-One and Hybrid vapes. Jetty also expanded its offering of products in the state of New York with the launch of high-THC infused pre-rolls. Jetty maintained its #1 share of the national solventless vape market[7].

•
The option (the “Acreage Option”) to acquire all of the issued and outstanding Fixed Shares of Acreage Holdings Inc. ("Acreage") has been exercised, with Canopy USA expecting to close its acquisition of Acreage in the first half of calendar year 2025, subject to certain closing conditions.

•
On August 6, 2024, Acreage announced the commencement of non-medical cannabis sales in the state of Ohio at Acreage's The Botanist dispensary locations in Akron, Canton, Cleveland, Wickliffe, and Columbus.

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6 Source: Insight Health Greenline ODV National Database, July 2024

7 Based on BDSA June 2024 data for dollars sold for all product categories

First Quarter Fiscal 2025 Revenue Review8

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q1 FY2025	Q1 FY2024	Vs. Q1 FY2024
Canada cannabis
Canadian adult-use cannabis[9]	$18.9	$24.3	(22%)
Canada medical cannabis[10]	$18.8	$15.6	20%
	$37.7	$39.9	(6%)

International markets cannabis[11]	$10.1	$10.2	(1%)
Storz & Bickel	$18.4	$18.1	2%
This Works	$-	$6.0	(100%)
Other	$-	$2.1	(100%)

Net revenue	$66.2	$76.3	(13%)

The Q1 FY2025 and Q1 FY2024 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

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8 In Q1 FY2025, we are reporting our financial results for the following four reportable segments: (i) Canada cannabis; (ii) international markets cannabis; (iii) Storz & Bickel; and (iv) This Works. On December 18, 2023, the Company completed the sale of This Works and as of such date, the results of This Works are no longer included in the Company’s financial results. Information regarding segment net revenue and segment gross margin for the comparative periods has been restated to reflect the aforementioned change in reportable segments.

9 For Q1 FY2025, amount is net of excise taxes of $7.5 MM and other revenue adjustments of $1.2 MM (Q1 FY2024 - $11.0 MM and $0.9 MM, respectively).

10 For Q1 FY2025, amount is net of excise taxes of $2.1 MM (Q1 FY2024 - $1.4 MM).

11 For Q1 FY2025, amount reflects other revenue adjustments of $nil (Q1 FY2024 - $0.1 MM).

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Judy Hong, CFO at 10:00 AM Eastern Time on August 9, 2024.

Webcast Information

A live audio webcast will be available at: https://app.webinar.net/Lm5q6QW1Apv

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on November 7, 2024 at: https://app.webinar.net/Lm5q6QW1Apv

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition, divestiture, and other costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (the "Form 10-Q") filed with the Securities and Exchange Commission ("SEC").

Free cash flow is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The free cash flow reconciliation is presented within this news release and explained in the Form 10-Q filed with the SEC.

Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted gross margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted gross margin percentage is calculated as adjusted gross margin divided by net revenue. The adjusted gross margin and adjusted gross margin percentage reconciliation is presented within this news release and explained in the Form 10-Q filed with the SEC.

Contact:

Nik Schwenker

VP Communications

nik.schwenker@canopygrowth.com

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space, in addition to category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, which owns and operates Jetty Extracts, a California-based producer of high- quality cannabis extracts and pioneer of clean vape technology, in addition to holding rights for Wana Brands, a leading North American edibles brand,

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as well as Acreage Holdings, a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast and Midwest.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment – pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. To the extent any forward-looking statements in this news release constitutes “financial outlooks” within the meaning of applicable Canadian securities laws, the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such financial outlooks. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

• laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to hemp (including cannabidiol ("CBD")) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office, the U.S. Department of Agriculture and any state equivalent regulatory agencies over hemp (including CBD) products;

• expectations regarding the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;

• our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;

• the impacts of the Company’s strategy to accelerate entry into the U.S. cannabis market through the creation of Canopy USA, including the costs and benefits associated with the amendments made to the Canopy USA structure to facilitate the deconsolidation of the financial results of Canopy USA within the Company’s financial statements;

• expectations for Canopy USA to capitalize on the opportunity for growth in the United States cannabis sector and the anticipated benefits of such strategy;

• the timing and outcome of the floating share arrangement, whereby, subject to the terms and conditions of a Floating Share Arrangement Agreement (the “Floating Share Arrangement Agreement”), Canopy USA is expected to acquire all of the issued and outstanding Class D subordinate voting shares (the “Floating Shares”) of Acreage by way of a court-approved plan on arrangement under the Business Corporations Act (British Columbia) (the “Floating Share Arrangement”) in exchange for 0.045 of a Company common share for each Floating Share held, the anticipated benefits of the Floating Share Arrangement, the anticipated timing and occurrence of the acquisition of the Class E subordinate voting shares (the “Fixed Shares”) of Acreage pursuant to the exercise of the Acreage Option, the anticipated timing and occurrence of the acquisition of the Floating Shares by Canopy USA, the satisfaction or waiver of the closing conditions set out in the Floating Share Arrangement Agreement and the arrangement agreement dated April 18, 2019, as amended on May 15, 2019, September 23, 2020 and November 17, 2020 (the “Existing Acreage Arrangement Agreement”), including receipt of all regulatory approvals;

• the anticipated timing and occurrence of the acquisition of Mountain High Products, LLC;

• the acquisition of additional Class A shares of Canopy USA in connection with the investment in Canopy USA by the Huneeus 2017 Irrevocable Trust (the “Trust”) in the aggregate amount of up to US$20 million (the “Trust Transaction”), including any warrants of Canopy USA issued to the Trust in accordance with the share purchase agreement entered into by the Trust and Canopy USA;

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• the anticipated extension to the maturity date of the Term Loan and the timing and occurrence of any prepayments of the Term Loan in connection with the amendment to the credit agreement;

• expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, strategic alliances, equity investments and dispositions;

• the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;

• our international activities, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;

• our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

• the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;

• our ability to maintain effective internal control over financial reporting;

• our ability to continue as a going concern;

• expectations regarding the use of proceeds of equity financings;

• the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

• our ability to execute on our strategy and the anticipated benefits of such strategy;

• the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

• the ongoing impact of developing provincial, state, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

• the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol;

• the future performance of our business and operations;

• our competitive advantages and business strategies;

• the competitive conditions of the industry;

• the expected growth in the number of customers using our products;

• our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;

• expectations regarding revenues, expenses and anticipated cash needs;

• expectations regarding cash flow, liquidity and sources of funding;

• expectations regarding capital expenditures;

• the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;

• expectations with respect to our growing, production and supply chain capacities;

• expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;

• expectations with respect to future production costs;

• expectations with respect to future sales and distribution channels and networks;

• the expected methods to be used to distribute and sell our products;

• our future product offerings;

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• the anticipated future gross margins of our operations;

• accounting standards and estimates;

• expectations regarding our distribution network;

• expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements;

• our ability to comply with the listing requirements of the Nasdaq Stock Market LLC and the Toronto Stock Exchange; and

• expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions , including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; and (xiii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct. Financial outlooks, as with forward-looking statements generally, are, without limitation, based on the assumptions and subject to various risks as set out herein. Our actual financial position and results of operations may differ materially from management’s current expectations.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; our ability to continue as a going concern; risks that we may be required to write down intangible assets, including goodwill, due to impairment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); our ability to maintain an effective system of internal control; the diversion of management time on matters related to Canopy USA; the ability of parties to certain transactions to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals; the risks that the Trust’s future ownership interest in Canopy USA is not quantifiable, and the Trust may have significant ownership and influence over Canopy USA; the risks relating to the conditions set forth in the Floating Share Arrangement Agreement and the Existing Acreage Arrangement Agreement not being satisfied or waived; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the risks in the event that Acreage cannot satisfy its debt obligations as they become due;; volatility in and/or degradation of general economic, market, industry or business conditions; risks relating to our current and future operations in emerging markets; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis products in vaping devices; risks and uncertainty regarding future product development; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to inventory write downs; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks associated with jointly owned investments; our ability to manage disruptions in credit markets or changes to our credit ratings; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the

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integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; risks associated with divestment and restructuring; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis and hemp products; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; risks related to the protection and enforcement of our intellectual property rights; the risks related to our exchangeable shares having different rights from our common shares and there may never be a trading market for our exchangeable shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and in Item 1A of Part II of the Form 10-Q for the fiscal quarter ended June 30, 2024 to be filed with the SEC. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

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Schedule 1

CANOPY GROWTH CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	June 30, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$192,156	$170,300
Short-term investments	2,766	33,161
Restricted short-term investments	7,691	7,310
Amounts receivable, net	50,889	51,847
Inventory	84,518	77,292
Assets of discontinued operations	-	8,038
Prepaid expenses and other assets	19,773	23,232
Total current assets	357,793	371,180
Equity method investments	150,669	-
Other financial assets	297,865	437,629
Property, plant and equipment	315,022	320,103
Intangible assets	98,956	104,053
Goodwill	43,368	43,239
Other assets	22,555	24,126
Total assets	$1,286,228	$1,300,330

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,488	$28,673
Other accrued expenses and liabilities	51,293	54,039
Current portion of long-term debt	2,457	103,935
Other liabilities	87,361	48,068
Total current liabilities	166,599	234,715
Long-term debt	558,489	493,294
Other liabilities	28,217	71,814
Total liabilities	753,305	799,823
Commitments and contingencies
Canopy Growth Corporation shareholders' equity:
Share capital Common shares - $nil par value; Authorized - unlimited; Issued and outstanding - 80,999,437 shares and 91,115,501 shares, respectively. Exchangeable shares - $nil par value; Authorized - unlimited; Issued and outstanding - 26,261,474 shares and nil shares, respectively.	8,393,936	8,244,301
Additional paid-in capital	2,617,703	2,602,148
Accumulated other comprehensive loss	(21,548)	(16,051)
Deficit	(10,457,168)	(10,330,030)
Total Canopy Growth Corporation shareholders' equity	532,923	500,368
Noncontrolling interests	-	139
Total shareholders' equity	532,923	500,507
Total liabilities and shareholders' equity	$1,286,228	$1,300,330

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended June 30,
	2024	2023
Revenue	$75,783	$88,644
Excise taxes	9,571	12,386
Net revenue	66,212	76,258
Cost of goods sold	43,181	62,496
Gross margin	23,031	13,762
Operating expenses
Selling, general and administrative expenses	47,968	62,763
Share-based compensation	4,151	3,717
Loss on asset impairment and restructuring	20	1,934
Total operating expenses	52,139	68,414
Operating loss from continuing operations	(29,108)	(54,652)
Other income (expense), net	(93,889)	46,101
Loss from continuing operations before income taxes	(122,997)	(8,551)
Income tax expense	(6,194)	(2,018)
Net loss from continuing operations	(129,191)	(10,569)
Discontinued operations, net of income tax	2,053	(31,292)
Net loss	(127,138)	(41,861)
Discontinued operations attributable to noncontrolling interests and redeemable noncontrolling interest	-	(3,740)
Net loss attributable to Canopy Growth Corporation	$(127,138)	$(38,121)

Basic and diluted loss per share[1]
Continuing operations	$(1.63)	$(0.19)
Discontinued operations	0.03	(0.50)
Basic and diluted loss per share	$(1.60)	$(0.69)
Basic and diluted weighted average common shares outstanding[1]	79,243,020	55,045,936

1 Prior year share and per share amounts have been retrospectively adjusted to reflect the Share Consolidation, which became effective on December 15, 2023.

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Three months ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(127,138)	$(41,861)
Gain (loss) from discontinued operations, net of income tax	2,053	(31,292)
Net loss from continuing operations	(129,191)	(10,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	5,682	10,689
Amortization of intangible assets	5,348	6,422
Share-based compensation	4,151	3,717
Loss on asset impairment and restructuring	86	10,582
Income tax expense	6,194	2,018
Non-cash fair value adjustments and charges related to settlement of long-term debt	79,793	(68,455)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	668	(20,410)
Inventory	(7,008)	2,237
Prepaid expenses and other assets	(185)	404
Accounts payable and accrued liabilities	(5,911)	(18,015)
Other, including non-cash foreign currency	(11,407)	(24,839)
Net cash used in operating activities - continuing operations	(51,780)	(106,219)
Net cash used in operating activities - discontinued operations	-	(42,452)
Net cash used in operating activities	(51,780)	(148,671)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(3,920)	(1,946)
Purchases of intangible assets	(14)	(304)
Proceeds on sale of property, plant and equipment	4,926	83,143
Redemption of short-term investments	30,022	72,153
Net cash outflow on sale or deconsolidation of subsidiaries	(6,968)	-
Net cash inflow on loan receivable	28,103	367
Investment in other financial assets	(95,335)	(472)
Other investing activities	-	(10,556)
Net cash (used in) provided by investing activities - continuing operations	(43,186)	142,385
Net cash provided by investing activities - discontinued operations	10,157	189
Net cash (used in) provided by investing activities	(33,029)	142,574
Cash flows from financing activities:
Proceeds from issuance of common shares and warrants	53,854	-
Issuance of long-term debt and convertible debentures	68,255	-
Repayment of long-term debt	(11,836)	(118,277)
Other financing activities	(4,498)	(14,833)
Net cash provided by (used in) financing activities	105,775	(133,110)
Effect of exchange rate changes on cash and cash equivalents	890	(4,534)
Net increase (decrease) in cash and cash equivalents	21,856	(143,741)
Cash and cash equivalents, beginning of period[1]	170,300	677,007
Cash and cash equivalents, end of period[2]	$192,156	$533,266
[1] Includes cash of our discontinued operations of $nil and $9,314 for March 31, 2024 and 2023, respectively.
[2] Includes cash of our discontinued operations of $nil and $9,816 for June 30, 2024 and 2023, respectively.

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2024	2023
Net revenue	$66,212	$76,258

Gross margin, as reported	23,031	13,762
Adjusted gross margin[1]	$23,031	$13,762

Adjusted gross margin percentage[1]	35%	18%
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2024	2023
Net loss from continuing operations	$(129,191)	$(10,569)
Income tax expense	6,194	2,018
Other (income) expense, net	93,889	(46,101)
Share-based compensation	4,151	3,717
Acquisition, divestiture, and other costs	8,627	8,904
Depreciation and amortization[2]	11,030	17,111
Loss on asset impairment and restructuring	20	1,934
Adjusted EBITDA[1]	$(5,280)	$(22,986)
[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2024	2023
Net cash used in operating activities - continuing operations	(51,780)	(106,219)
Purchases of and deposits on property, plant and equipment - continuing operations	(3,920)	(1,946)
Free cash flow - continuing operations[1]	(55,700)	(108,165)
[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin and Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2024	2023
Canada cannabis segment
Net revenue	$37,678	$39,893
Gross margin, as reported	12,094	(268)
Gross margin percentage, as reported	32%	(1%)
.
Adjusted gross margin[1]	$12,094	$(268)
Adjusted gross margin percentage[1]	32%	(1%)

International markets cannabis segment
Revenue	$10,082	$10,162
Gross margin, as reported	3,625	3,481
Gross margin percentage, as reported	36%	34%
.
Adjusted gross margin[1]	$3,625	$3,481
Adjusted gross margin percentage[1]	36%	34%

Storz & Bickel segment
Revenue	$18,452	$18,073
Gross margin, as reported	7,312	7,707
Gross margin percentage, as reported	40%	43%

Adjusted gross margin[1]	$7,312	$7,707
Adjusted gross margin percentage[1]	40%	43%

This Works segment
Revenue	$-	$6,017
Gross margin, as reported	-	2,895
Gross margin percentage, as reported	0%	48%
.
Adjusted gross margin[1]	$-	$2,895
Adjusted gross margin percentage[1]	0%	48%

Other
Revenue	$-	$2,113
Gross margin, as reported	-	(53)
Gross margin percentage, as reported	0%	(3%)

Adjusted gross margin[1]	$-	$(53)
Adjusted gross margin percentage[1]	0%	(3%)
[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".